Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of The Prudential Variable Contract Account-10 of our report dated February 24, 2022, relating to the financial statements and financial highlights, which appears in The Prudential Variable Contract Account-10’s Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 14, 2022